UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009

LA CORTEZ ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

Calle 67 #7-35 Oficina 409, Bogota, Colombia	N/A
(Address of principal executive offices)	(Zip code)

(941)-870-5433
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2008, La Cortez Energy, Inc. (“La Cortez,” “we” or “us”) entered into a memorandum of understanding (the “MOU”) with Petroleos del Norte S.A. (“Petronorte”), a subsidiary of Petrolatina Plc. (AIM: PELE), that entitles us to a 50% net working interest in the Putumayo 4 block located in the south of Colombia (the “Block”).

The Agencia Nacional de Hidrocarburos (the “ANH”), Colombia’s hydrocarbon regulatory agency, confirmed that Petronorte was the successful bidder in the Colombia Mini Round 2008 on the Block.  According to the MOU, which became effective as of the date of the ANH notice to Petronorte of its winning bid, we will have the exclusive right to a fifty percent (50%) net participation interest in the Block and in the E&P Contract after ANH production participation, and will execute a farm-in agreement and a joint operating agreement (the “Definitive Agreements”) with Petronorte relating to the Block no later than January 30, 2009.  It is expected that Petronorte will sign an exploration and production contract (the “E&P Contract”) with the ANH in early 2009.  Petronorte will be the “operator” of the E&P Contract.

The Block covers an extension of 51,333 hectares located in the Putumayo Basin in southern Colombia and has over 400 Km of pre-existing 2D seismic through which we and Petronorte have identified promising leads.

Under the proposed terms of the E&P Contract, we and Petronorte will shoot 103 Km of 2D seismic and will drill an exploratory well in the first three years of our work program in the Block. The E&P Contract will consist of two three-year exploration phases and a twenty-four year production phase.

As criteria for awarding blocks in the 2008 Mini Round, the ANH considered proposed additional work commitments, comprised of capital expenditures and a production revenue payment after royalties - the “X Factor.”  We and Petronorte offered to invest US $1.6 million in additional seismic work in the Block and to pay ANH a 1% of net production revenues X Factor.

The Definitive Agreements will provide that each of La Cortez and Petronorte will have a fifty percent (50%) working interest in the Block, responsible for fifty percent (50%) of the costs incurred under the E&P Contract, and a fifty percent (50%) revenue interest entitling us to fifty percent (50%) of the revenues originated from the Block, net of royalty payments to the ANH, except that we will be responsible for paying two-thirds (2/3) of the costs originated from the first 103 kilometers of 2D seismic to be performed in the Block, in accordance with the expected Phase 1 minimum exploration program under the E&P Contract. If a prospective Phase 1 well in a prospect in the Block proves productive, Petronorte will reimburse us for its share of these seismic costs paid by us with production from the Block.

Provided that we have satisfactorily complied with payment requirements relating to our share of all costs incurred to the date of our request, Petronote will submit a request to the ANH to assign a 50% interest in the E&P Contract to us and will assist us in obtaining such assignment through reasonable means.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Exhibit Description

10.1	Memorandum of Understanding between the Registrant and Petroleos del Norte S. A. dated as of December 22, 2008

99.1	Press release issued by La Cortez Energy, Inc. on January 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Dated: January 7, 2009	By:	/s/ Andres Gutierrez
Name: Andres Gutierrez
Title: President and Chief Executive Officer